Exhibit 1

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.001 per share, of Persistence Software, Inc., a Delaware corporation, and further agrees that this Joint filing Agreement be included as an exhibit to such filings provided that, as contemplated by
Section 13d- 1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this February 14, 2001.

     This Schedule may be executed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such parties taken together will constitute part of this Schedule.


                                            MORGAN STANLEY DEAN WITTER & CO.

                                            By: /s/ Peter R. Vogelsang
                                            ------------------------------------
                                            Name: Peter R. Vogelsang
                                            Title: Authorized Signatory


                                            MORGAN STANLEY VENTURE CAPITAL II,
                                              INC.

                                            By: /s/ Debra Abramowitz
                                            ------------------------------------
                                            Name: Debra Abramowitz
                                            Title: Vice President and Treasurer


                                            MSIT HOLDINGS, INC.

                                            By: /s/ Scott Graflund
                                            ------------------------------------
                                            Name: Scott Graflund
                                            Title: President